Exhibit 99.1

[GRANT AGREEMENT

FOR

NON-EMPLOYEE DIRECTOR

ANNUAL STOCK OPTION GRANT

UNDER 2005 PLAN

WITH 3-YEAR 33%-33%-34% VESTING]

Grant Agreement for a

Non-Qualified Stock Option

under the Mattel, Inc. 2005 Equity Compensation Plan

This is a Grant Agreement between Mattel, Inc. (“Mattel”) and the individual (the “Holder”) named in the Notice of Grant of Stock Option (the “Notice”) attached hereto as the cover page of this Grant Agreement.

Recitals

Mattel has adopted the 2005 Equity Compensation Plan (the “Plan”) for the granting to selected service providers of awards based upon shares of Common Stock of Mattel. This Grant Agreement is being executed pursuant to Section 13(b) of the Plan. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Plan.

Option

1. Terms. Mattel grants to the Holder a Non-Qualified Stock Option (this “Option”) to purchase, on the terms and conditions set forth below in this Grant Agreement, all or any part of the aggregate number of shares of Common Stock set forth in the Notice, which shall remain outstanding during the period (the “Term”) expiring on the tenth anniversary of the effective date of the grant (the “Grant Date”), as specified in the Notice, unless and to the extent this Option is terminated or forfeited before the end of the Term pursuant to Section 5 below. The per-share exercise price of this Option equals the Fair Market Value of a share of Common Stock on the Grant Date, and is set forth in the Notice.

2. Vesting and Exercisability. Except as otherwise provided in Section 5, this Option shall vest and become exercisable with regard to the following percentages of the aggregate number of shares of Common Stock subject to this Option, rounded to the nearest whole number of shares, on the vesting dates set forth below, unless the Holder’s Severance has occurred prior to the applicable vesting date:

Vesting Date	Cumulative Percent of Shares Subject to this Option Vested on Such Date
One year after the Grant Date	33%
Two years after the Grant Date	66%
Three years the Grant Date	100%

3. Method of Exercising. In order to exercise this Option in whole or in part, the Holder shall follow such procedures as may be established by the Company from time to time. In order for such exercise to be considered effective, the Holder must satisfy the withholding obligations of Section 4 below, if applicable, and make full payment of the exercise price for the shares being purchased in accordance with such methods as the Committee may approve from time to time. As of the Grant Date, the following forms of payment are available:

i. cash;

ii. by the withholding of shares that would otherwise be issued upon the exercise of the Option; and

iii. by the delivery to Mattel or its designated agent of an irrevocable written notice of exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares of Common Stock and to deliver the sale or margin loan proceeds directly to Mattel to pay the exercise price of the Option.

4. Withholding. As a condition to exercising this Option in whole or in part, the Holder shall pay, or make provisions satisfactory to the Company for payment of, any income tax, social tax, or other taxes required to be withheld in connection with such exercise, if any, including by delivery of Common Stock and/or the withholding of Common Stock being purchased in the exercise in question, having a Fair Market Value, on the date of exercise, equal to the minimum amount required to be withheld.

5. Consequences of Severance. The consequences of the Holder’s Severance for this Option shall be as follows:

i. in the case of a Severance for Cause, this Option (whether vested or unvested) shall terminate immediately;

ii. in the case of the Holder’s Severance at least six months after the Grant Date as a result of either (A) Retirement (including a Retirement that also qualifies as a Disability) or (B) death at a time when the Holder’s Severance for any reason other than death or Cause would have qualified as Retirement, this Option shall become fully vested and exercisable immediately, to the extent not previously vested and exercisable, and shall remain exercisable until the earlier of (I) the fifth anniversary of the date of Retirement and (II) the end of the Term;

iii. in the case of the Holder’s death (other than as described in clause ii above) or the Holder’s Disability that does not also qualify as a Retirement, (A) any portion of this Option that has previously vested shall remain exercisable until the earlier of (I) the first anniversary of the date of Severance and (II) the end of the Term, and (B) any portion of this Option that has not previously vested shall terminate immediately; and

iv. in the case of a Severance for any other reason, (A) any portion of this Option that has previously vested shall remain exercisable until the earlier of (I) the 90th day after the date of the Severance and (II) the end of the Term, and (B) any portion of this Option that has not previously vested shall terminate immediately.

Notwithstanding the foregoing, the 90-day period referred to in clause (iv) above shall be extended to a two-year period if the Severance occurs during the 18-month period following a Change in Control.

6. Compliance with Law.

i. No shares issuable upon the exercise of this Option shall be issued and delivered unless and until all applicable registration requirements of the Securities Act of 1933, as amended, all applicable listing requirements of any national securities exchange on which the Common Stock is then listed, and all other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, shall have been complied with. In particular, the Committee may require certain investment (or other) representations and undertakings in connection with the issuance of securities in connection with the Plan in order to comply with applicable law.

ii. If any provision of this Grant Agreement is determined to be unenforceable or invalid under any applicable law, such provision will be applied to the maximum extent permitted by applicable law, and shall automatically be deemed amended in a manner consistent with its objectives to the extent necessary to conform to any limitations required under applicable law. Furthermore, if any provision of this Grant Agreement is determined to be illegal under any applicable law, such provision shall be null and void to the extent necessary to comply with applicable law, but the other provisions of this Grant Agreement shall remain in full force and effect.

7. Assignability. This Option shall not be transferable by the Holder, other than upon the death of the Holder, in accordance with such beneficiary designation procedures or other procedures as the Company may prescribe from time to time. This Option shall be exercisable, subject to the terms of the Plan and this Grant Agreement, only by the Holder, the guardian or legal representative of the Holder as provided in Section 9(c) of the Plan, or any person to whom this Option is permissibly transferred pursuant to this Section 7 and Section 15(a) of the Plan, it being understood that the term “Holder” includes such guardian, legal representative and other transferee; provided, that references to employment or other provision of services to the Company (such as the terms “Disability, “Retirement” and “Severance”) shall continue to refer to the employment of, or provision of services by, the original Holder named above.

8. Certain Corporate Transactions. In the event of certain corporate transactions, this Option shall be subject to adjustment as provided in Section 16 of the Plan. In the event of a Change in Control, this Option shall be subject to the provisions of Section 17 of the Plan.

9. No Additional Rights.

i. Neither the granting of this Option nor its exercise shall (a) affect or restrict in any way the power of the Company to undertake any corporate action otherwise permitted under applicable law, (b) confer upon the Holder the right to continue performing services for the Company or (c) interfere in any way with the right of the Company to terminate the services of the Holder at any time, with or without Cause.

ii. The Holder acknowledges that (a) the making of this grant does not mean that the Holder will receive any similar grant or grants in the future, or any future grants at all, and (b) this grant does not in any way entitle the Holder to future grants under the Plan.

iii. Without limiting the generality of subsections i. and ii. immediately above, if the Holder’s service to the Company terminates, the Holder shall not be entitled to any compensation for any loss of any right or benefit or prospective right or benefit under this Option or the Plan which he or she might otherwise have enjoyed, whether such compensation is claimed by way of damages for wrongful termination of services or other breach of contract or by way of compensation for loss of office or otherwise.

10. Rights as a Stockholder. Neither the Holder nor any other person legally entitled to exercise this Option shall have any rights as a stockholder with respect to any shares covered by this Option until such shares have been issued to the Holder following the exercise of this Option.

11. Compliance with Plan. This Option is subject to, and the Company and the Holder agree to be bound by, all of the terms and conditions of the Plan as it shall be amended from time to time, which are incorporated herein by reference. No amendment to the Plan shall adversely affect this Option without the consent of the Holder. In the case of a conflict between the terms of the Plan and this Option, the terms of the Plan shall govern.

12. Data Privacy Waiver. By accepting the grant of this Option, the Holder hereby agrees and consents to:

i. the collection, use, processing and transfer by Mattel and its Subsidiaries (collectively, the “Group”) of certain personal information about the Holder (the “Data”);

ii. any members of the Group transferring Data amongst themselves for the purposes of implementing, administering and managing the Plan;

iii. the use of such Data by any such person for such purposes; and

iv. the transfer to and retention of such Data by third parties in connection with such purposes.

For the purposes of clause (i) above, “Data” means the Holder’s name, home address and telephone number, date of birth, any tax or other identification number, details of all rights to acquire Common Stock granted to the Holder and of Common Stock issued or transferred to the Holder pursuant to the Plan.

13. Governing Law. The interpretation, performance and enforcement of this Option shall be governed by the laws of the State of Delaware without regard to principles of conflicts of laws.

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